                                                                  EXHIBIT 10.103


                              AMENDED AND RESTATED
                         MASTER OWNER/MANAGER AGREEMENT

        This Amended and Restated Master Owner/Manager Agreement (this "AGREEMENT") is made as of the 20th day of December, 2002 by and between (i) Sunrise Second Assisted Living Holdings, LLC, a Delaware limited liability company (together with its subsidiaries, "SSALH"), and (ii) Sunrise Assisted Living Management, Inc., a Virginia corporation ("MANAGER").

                                    RECITALS

        A. SSALH leases certain assisted living facilities (each a "FACILITY" and collectively, the "FACILITIES") described on Exhibit A hereto.

        B. SSALH has entered into a separate Management Agreement with Manager with respect to each leased Facility (each a "MANAGEMENT AGREEMENT" and collectively, the "MANAGEMENT AGREEMENTS"). The term of each Management Agreement, whether entered into as of the date hereof or on a previous date, shall expire on January 31, 2028, unless sooner terminated pursuant to the terms of the applicable Management Agreement or this Agreement (the term of the Management Agreements being referred to herein individually and collectively as the "TERM").

        C. The parties hereto desire to set forth their agreement with respect to the rights and obligations of SSALH and Manager with respect to the early termination of the Management Agreements, and certain restrictions on the management of competing assisted living facilities.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                             SECTION I. DEFINITIONS.

        1.1 CERTAIN DEFINITIONS. The following terms shall have the meanings indicated or referred to below, inclusive of their singular and plural forms, except where the context requires otherwise.

        "Accountants" shall mean one of the "Big Four" firms of independent certified public accountants as may be selected by Manager.

        "Distributable Cash Flow" shall mean Gross Revenues less: (i) Facility Expenses, (ii) payments by SSALH as tenant under its leases of the Facilities, and (iii) Reserves (as herein defined).

        "Facilities" shall have the meaning set forth in Recital A.

        "Force Majeure Event" shall mean any event of Force Majeure, as defined in the Management Agreements, which materially adversely affects Gross Revenues with respect to any Facility.

        "Invested Equity" shall mean the aggregate amount of all Capital Contributions made by a member to the capital of SSALH pursuant to the Venture Agreement.

        "Major Renovation Project" shall mean any renovation, restoration, remodeling or capital repair or replacement project undertaken at any Facility, involving at least ten percent (10%) of the units in the Facility, not arising due to any default of the Manager under any Management Agreement, which materially adversely affects Gross Revenues with respect to any Facility.

        "Management Agreements" shall have the meaning set forth in Recital B.

        "Managing Member" shall mean Sunrise Assisted Living Investments, Inc., in its capacity as Managing Member of SSALH under the Venture Agreement.

        "Non-Compete Area" shall mean, with respect to any Facilities the applicable areas described as a "Non-Compete Area" on Exhibit B attached hereto and incorporated herein.

        "Person" means any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

        "Related Party" shall mean with respect to any Person, (i) any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or (ii) any Person in which such Person has a twenty-five percent (25%) or more beneficial interest or as to which such Person serves as a trustee or general partner or in a similar fiduciary capacity. A Person shall be deemed to control a Person if it owns, directly or indirectly, at least twenty-five percent (25%) of the ownership interest in such Person or otherwise has the power to direct the management, operations or business of such Person. The term "BENEFICIAL OWNER" is to be determined in accordance with Rule 13d- promulgated by the SEC under the Securities Exchange Act of 1934.

        "Reserves" shall mean $550.00 per each assisted living unit within the Facilities per year.

        "Sunrise" shall mean, for purposes of Section 4(b) hereof, Manager or any Related Party thereof which manages any applicable assisted living facility.

        "Termination Date" shall mean with respect to any Management Agreement, the date of termination of such Management Agreement specified in any notice of termination given by SSALH to Manager pursuant to the exercise by SSALH of the termination right hereunder.

        "USALF" shall mean US Assisted Living Facilities II, Inc., a Delaware corporation, which is a member of SSALH owning an eighty (80%) interest therein.

        "Venture Agreement" shall have the meaning set forth in Section 3.

                1.2 OTHER DEFINITIONS. All initially capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Management Agreements. Unless the context otherwise requires, all references herein to "years" or "months" shall mean "calendar years" or "calendar months."

        2. ADDITIONAL TERMINATION RIGHT.

                2.1. Return Hurdle. In addition to, and without limitation of, any rights or remedies of SSALH under any Management Agreement, SSALH shall have the right to terminate all (but not less than all) of the Management Agreements by written notice given to Manager, if USALF's share of Distributable Cash Flow from all Facilities is less than nine and five-tenths percent (9.5%) of USALF's Invested Equity (the "RETURN HURDLE") for each of two (2) consecutive calendar years, except in the event of a Force Majeure Event or Major Renovation Project. Manager may, on not more than two (2) separate occasions during any period of ten (10) consecutive calendar years, elect to pay to USALF the amount which would be necessary to ensure that USALF's share of Distributable Cash Flow meets the Return Hurdle for the applicable calendar years (the "CURE RIGHT"), in which case (i) the Facilities will be deemed to have met the Return Hurdle for the calendar years in question, and (ii) SSALH shall not have the right to terminate the Management Agreements based on missing the Return Hurdle for those two calendar years. If Manager elects to exercise the Cure Right, Manager must pay the necessary amount to USALF within thirty (30) business days following USALF's notice to Manager that USALF has elected to cause SSALH to terminate the Management Agreements as a result of Manager's failure to meet the Return Hurdle for each of two (2) consecutive calendar years. If Manager makes the necessary payment by the required date, SSALH's exercise of its termination right will be null and void. Notwithstanding the foregoing, the Cure Right shall not be applicable in the event that USALF's share of Distributed Cash Flow from all Facilities is less than eight percent (8%) of USALF's Invested Equity for each of two (2) consecutive calendar years, except in the event of a Force Majeure Event or Major Renovation Project. Calendar years separated by a calendar year in which a Force Majeure Event or Major Renovation Project occurs shall be deemed to be consecutive calendar years. Manager acknowledges and agrees that USALF shall have the right, acting alone, to exercise all of the rights of SSALH under this Agreement including, without limitation, the termination rights set forth in this Section 2.1.

                2.2 Defaulting or Disabling Events. If there has been a Defaulting Event or Disabling Event by Managing Member under the Operating Agreement, and if as a result thereof USALF exercises its rights under the Buy-Sell provisions of the Operating Agreement, then after the closing of the acquisition by USALF of Managing Member's interest in SSALH, SSALH shall have the right to terminate the Management Agreements on not less than sixty (60) days' prior written notice. In such event, no Termination Fee will be payable under the Management Agreements.

                2.3 Effective Date of Termination. Any termination of the Management Agreements under Section 2 hereof shall be effective as of the Termination Date set forth in the applicable notice of termination, which shall not be less than sixty (60) days, nor more than one hundred eighty (180) days, from the date of such notice.

        3. POSSIBLE ADJUSTMENT TO MANAGEMENT FEES FOR CERTAIN FACILITIES. Manager agrees that the Percentage Fee portion of the Management Fee is subject to recomputation as set forth in this Section 3 for the Arlington Facility, the Edina Facility, the Fair Oaks Facility and the Palos Park Facility. Promptly after December 31, 2003, Manager shall determine the annualized "Net Operating Income" (defined below) for each such Facility based on the Net Operating Income for such Facility for the three (3) month period ending on such date. Commencing as of January 1, 2004, the Percentage Fee portion of the Management Fee for each such Facility shall be increased or decreased by the adjustment amount as set forth on Exhibit C-1, C-2, C-3 or C-4, as applicable (the "Adjustment Amount"), correlating to the annualized Net Operating Income of such Facility shown on Exhibit C-1, C-2, C-3 or C-4, as applicable. Such adjusted Percentage Fee portion of the Management Fee shall remain in effect for such Facility until the earliest of (i) the sale of such Facility to a third party, (ii) the acquisition by one member of SSALH of the other member's interests pursuant to the Buy-Sell provisions of the Amended and Restated Operating Agreement of SSALH (the "Venture Agreement"), or (iii) December 31, 2009. For purposes of this Section 3, "Net Operating Income" of a Facility shall mean Gross Revenues attributable to such Facility, less all Facility Expenses of such Facility, including the Management Fee.

        4. NON-COMPETE.

        (a) Generally. Notwithstanding any provision of this Agreement or the Management Agreements to the contrary, Sunrise shall not (i) develop a senior housing or assisted living facility within any Non-Compete Area, (ii) own any interest in a senior housing or assisted living facility within any Non-Compete Area, except that this non-compete provision will not restrict Sunrise from acquiring a multi-property portfolio that includes a senior housing or assisted living facility within any Non-Compete Area, provided that at least seventy-five percent (75%) of the overall value of the portfolio is comprised of properties outside such Non-Compete Area and (iii) manage any senior housing or any assisted living facility within any Non-Compete Area unless the direct and indirect ownership interest of Sunrise Assisted Living, Inc., and its wholly owned subsidiaries ("SALI") in such assisted living facility is in the aggregate no greater than twenty percent (20%) of the total ownership interests in such senior housing or assisted living facility. By way of example and not in limitation, if a Person in which SALI owned a fifty percent (50%) interest owned thirty percent (30%) of an assisted living facility, SALI would for purposes hereof be deemed to own fifteen (15%) of such facility, and Sunrise would not be prohibited from managing the same. If Sunrise is permitted, by virtue of this provision, to manage a facility within the Non-Compete Area, the facility so managed will not be advertised as being a "Sunrise" facility in the same manner as the Facilities leased and operated by SSALH. Such other facilities will be held out under a different primary name, as managed by Sunrise. The limitations contained in this Section 3 shall survive the termination or expiration of any individual Management Agreement and shall only cease to be in force and effect after the last Management Agreement has expired or been terminated.

        (b) New Orleans. SSALH leases a Facility known as Sunrise of Bayou St. John in New Orleans, Louisiana. Sunrise has disclosed to SSALH that it owns a potential development site located at 1200 Mirabeau Avenue, Nun, Louisiana 70122 (the "Nun Site"). SSALH hereby agrees that, notwithstanding anything in this Agreement or in the Venture Agreement to the contrary, Sunrise may develop the Nun Site provided that the following conditions have been met: (i) the Facility known as Sunrise of Bayou St. John has had an occupancy rate of at least ninety-five percent (95%) for the twelve (12) month period immediately prior to the commencement of construction of the Facility on the Nun Site; and (ii) Sunrise shall provide to SSALH a right of first offer to acquire the Nun Site prior to Sunrise offering any third party the right to acquire an interest in the Nun Site; and (iii) if SSALH has not exercised its right of first offer pursuant to the foregoing clause prior to development of the site, then Sunrise shall again provide SSALH a second right of first offer to acquire the facility constructed on the Nun Site at such time as the occupancy at the facility has become stabilized; and (iv) Sunrise shall not operate the facility developed on the Nun Site (unless SSALH has acquired an interest in the facility pursuant to the foregoing right of first offer) in a manner which requires Sunrise to obtain either an Assisted Living License or an Alzheimer's Care License for the operation of the facility. If the Sunrise of Bayou St. John Facility has less than a ninety-five percent (95%) occupancy, then Sunrise may proceed with such development provided that Sunrise substitutes a different asset acceptable to USALF (the "Substitute Asset") for the Sunrise of Bayou St. John Facility into SSALH, and purchases the Sunrise of Bayou St. John Facility from SSALH at a price acceptable to USALF. For purposes hereof, the right of first offer shall be provided in the same manner as set forth in Section 22 of the Venture Agreement, except that SSALH shall be substituted in the place of Managing Member and Sunrise shall be substituted in the place of Investor Member. FMV shall be established as set forth in Section 22.4 of the Venture Agreement.

        5. REPRESENTATIONS AND WARRANTIES OF THE MANAGER.

                5.1. The Manager is a corporation, duly organized and validly existing under the laws of the Commonwealth of Virginia, and, to the extent necessary, duly qualified to do business in each of the states in which a Facility is located, with the full power and authority and legal right to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it, to execute and deliver this Agreement and to perform its obligations hereunder.

                5.2. No consent of any third party is required as a condition to the entering into this Agreement by Manager other than such consent as has been previously obtained.

                5.3 The execution and delivery of this Agreement has been duly authorized by Manager and this Agreement constitutes the valid and binding obligation and agreement of Manager, enforceable in accordance with its terms (subject to the effect of bankruptcy, insolvency or creditor's rights generally, and to limitations imposed by general principles of equity).

                5.4 Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Facility or the assets of Manager pursuant to the terms of, any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which Manager or any Related Party may be party or by which it or they or any of its or their properties or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

                5.5 Except as in each instance previously disclosed to SSALH in writing, there are no judgments presently outstanding and unsatisfied against Manager or any of its assets and neither Manager nor any of its assets is involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any governmental or administrative agency, which judgment, litigation or proceeding could reasonably be anticipated to have a material adverse effect on Manager, any of its Related Parties or any Facility, and no such material judgment, litigation or proceeding is, to the best of Manager's knowledge, threatened against Manager or any of its assets, and to the best of Manager's knowledge, no investigation looking toward such a proceeding has begun or is contemplated.

                5.6 No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by Manager of this Agreement or the taking of any action thereby contemplated, which has not been obtained, other than any such order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority required in connection with the ownership or operation of the Facilities.

        6. REPRESENTATIONS AND WARRANTIES OF SSALH.

                6.1 SSALH is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority and legal right to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it, to execute and deliver this Agreement and to perform its obligations hereunder.

                6.2 No consent of any third party is required as a condition to the entering into of this Agreement by SSALH other than such consent as has been previously obtained.

                6.3 The execution and delivery of this Agreement has been duly authorized by SSALH and this Agreement constitutes the valid and binding obligation and agreement of SSALH, enforceable in accordance with its terms (subject to the effect of bankruptcy, insolvency or creditor's rights generally, and to limitations imposed by general principals of equity).

                6.4 Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the property or assets of SSALH pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which SSALH or any Related Party may be party or by which it or they or any of its or their properties or assets may be bound, or violate any provision of law, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

                6.5 There are no judgments presently outstanding and unsatisfied against SSALH or any of its assets and neither SSALH nor any of its assets is involved in any litigation at law or in equity, or in any proceeding before any court, or by or before any governmental agency, which judgment, litigation or proceeding could reasonably be anticipated to have a material adverse effect on SSALH or any of its Related Parties or any Facility and no such material judgment, litigation or proceeding is, to the best of SSALH's knowledge, threatened against SSALH or any of its assets, and to the best of SSALH's knowledge, no investigation in anticipation of such a proceeding has begun or is contemplated.

                6.6 No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance by SSALH of this Agreement or the taking of any action thereby contemplated, which has not been obtained, other than any such order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority required in connection with the ownership or operation of the Facilities.

        7. MISCELLANEOUS.

                7.1 NOTICES.

                (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement (collectively, "NOTICES") shall be deemed adequately given if in writing and the same shall be delivered either in hand or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt required (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

                (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt and in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a business day or is required to be delivered on or before a specific day which is not a business day, the day of receipt or required delivery shall automatically be extended to the next business day.

                (c)     All such notices shall be addressed:

If to the Manager, to:  Sunrise Assisted Living Management, Inc.
                        7902 Westpark Drive
                        McLean, Virginia 22102
                        Attention:  Tiffany Tomasso, President
                        Telephone:  (703) 744-1607
                        Telecopier: (703) 744-1628

                        with a copy to:

                        Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                        7929 Westpark Drive, Suite 400
                        McLean, Virginia 22102
                        Attention:  Wayne G. Tatusko, Esq.
                        Telephone:  (703) 749-1088
                        Telecopier: (703) 356-5388

If to SSALH, to:        c/o Sunrise Assisted Living Investments, Inc.
                        7902 Westpark Drive
                        McLean, Virginia  22102
                        Attention:  Daniel B. Gorham, Executive Vice President
                        Telephone: (703) 744-1632
                        Facsimile: (703) 744-1645

                        with a copy to:

                        Wayne G. Tatusko, Esq.
                        Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                        7929 Westpark Drive, Suite 400
                        McLean, Virginia  22102
                        Telephone:  (703) 749-1085
                        Facsimile:  (703) 356-5388

                        US Assisted Living Facilities II, Inc.
                        75 Fourteenth Street, Suite 2400
                        Atlanta, Georgia  30309
                        Attention:  Mr. Laine Kenan
                        Telephone:  404-920-9046
                        Facsimile:  404-920-9001

                        King & Spalding
                        1185 Avenue of the Americas
                        New York, New York  10036
                        Attention:  Isam Salah, Esq.
                        Telephone:  (212) 556-2140
                        Facsimile:  (212) 556-2222

                (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America or to add one or two more parties to whom a copy of a notice must be given.

                7.2 AMENDMENTS. This Agreement may be amended only with the written approval of the Parties hereto.

                7.3 INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the principles of conflicts of law. Any dispute arising in connection with this Agreement shall be resolved in a court of competent jurisdiction, and each party hereby submits to the jurisdiction of that court. EACH PARTY HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE BETWEEN ANY OF THE PARTIES TO THIS AGREEMENT ARISING OUT OF THIS AGREEMENT OR THE RIGHTS OR OBLIGATIONS OF THE PARTIES HEREUNDER. The titles of the Articles and Sections in this Agreement are for convenience only and shall not be considered in construing this Agreement. Pronouns used herein shall be construed to refer to the masculine, feminine, neuter, singular and plural as the identity of the individual or entity referred to may require. No provision of this Agreement shall be interpreted as bestowing any rights whatsoever upon any third party. A cross reference to another section shall be deemed to be to such section of this Agreement, unless explicitly stated otherwise.

                7.4 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

                7.5 SEVERABILITY. If any provision of this Agreement is determined to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties. In any event, all other provisions shall be deemed valid and enforceable to the greatest possible extent.

                7.6 BINDING ON SUCCESSORS.

                (a) The rights and obligations of the parties under this Agreement shall inure to the benefit of and bind their respective heirs, successors and assigns.

                (b) Notwithstanding the foregoing, because the termination right set forth in Section 2 is based upon the Invested Equity of USALF in SSALH, such right can be exercised by SSALH only while SSALH (or its wholly-owned subsidiaries) is the lessee of the Facilities and cannot be exercised by any successor or assign of SSALH. In the event that SSALH sells or assigns its interests as the lessee of any Facility, Manager agrees to enter into an amendment to its Management Agreement for such Facility that will grant the successor owner/lessee and operator (a "Successor") the right to terminate the Management Agreement. Such termination right shall be based upon the same general concept set forth in Section 2 of this Agreement, and the Manager agrees that it will negotiate in good faith hurdles that will facilitate the sale of such Facility at a price favorable to SSALH, provided, that the Manager will not be obligated to agree to a Return Hurdle that is more favorable to the buyer than 200 basis points lower than the deemed capitalization rate for the particular Facility or a lower Return Hurdle for which no cure is allowed that is more favorable to the buyer than 350 basis points lower than such deemed capitalization rate. The deemed capitalization rate shall be determined by dividing (i) 200% of the net operating income for the six (6) months immediately preceding the sale of the Facility by (ii) the purchase price for the Facility paid by the Successor. This right to terminate by a Successor shall be on a pooled basis for all Facilities purchased by such Successor. Manager shall not be required to provide such termination right to a Successor which acquires only a single Facility.

                7.7 CONFIDENTIALITY. Both parties hereto agree to maintain the confidentiality of the financial terms and conditions of this Agreement and to maintain the confidentiality of (a) any financial information provided by one party to the other, and (b) all information contained in any plans, specifications, manuals, forms, contracts, books, records, computer discs and similar materials containing information, invoices and other documents received or maintained by SSALH pursuant to this Agreement, other than information that is available from public sources. Either party may, however, disclose any of such information to its agents, directors, officers, employees, advisors, attorneys, affiliates or representatives who require such information for the purpose of performing or assisting in the performance of its obligations or services hereunder, and to investors or lenders or proposed investors or lenders, provided that in all such cases such parties shall be informed of the confidential nature of such information. Either party hereto may also disclose any such information (x) to the extent required by law, regulation (including SEC regulations) or court order provided that such party shall have first, to the extent reasonably practicable, advised the other of the requirement to disclose such information and shall have afforded the other an opportunity to dispute such requirement and seek relief therefrom by legal process; (y) in connection with any suit, action, arbitration or other proceedings between the parties hereto or their respective Related Parties, or (z) to the extent required in connection with the preparation or filing of any tax returns or other filings required by any applicable law. Any press releases or other public announcements concerning SSALH or the arrangement between the parties shall be mutually approved by both parties in their reasonable discretion.

                7.8 TIME IS OF THE ESSENCE. Time is of the essence with respect to all time or notice deadlines set forth herein; provided, however, this provision shall not affect the rights of any defaulting party hereunder to cure such default within the time periods (if any) explicitly set forth herein, if and as so permitted pursuant to the terms of this Agreement.

        EXECUTED as of the date first above written.

                                 SSALH:

                                 SUNRISE SECOND ASSISTED LIVING HOLDINGS,
                                 LLC, a Delaware limited liability company

                                 By: Sunrise Assisted Living Investment, Inc., Managing Member

                                      By: /s/ Daniel B. Gorham
                                          --------------------
                                          Daniel B. Gorham, Vice President


                                 MANAGER:

                                 SUNRISE ASSISTED LIVING MANAGEMENT, INC., a
                                 Virginia corporation

                                 By /s/ Daniel B. Gorham
                                    --------------------
                                     Daniel B. Gorham, Vice President


                                    EXHIBITS



                Exhibit                       Description

                    A                         List of Facilities
                    B                         Non-Compete Areas
                    C                         Adjustment Amount Schedule

                                    EXHIBIT A

                               LIST OF FACILITIES



                HOME FACILITY                          ADDRESS


             Fair Oaks Facility             4816 Hazel Avenue
                                            Fair Oaks, California  95628
             Orchard Facility               5975 South Holly Street
                                            Centennial, Colorado  80121
             Baton Rouge Facility           8502 Jefferson Highway
                                            Baton Rouge, Louisiana  70809
             East Cobb Facility             1551 Johnson Ferry Road
                                            Marietta, Georgia  30062
             Arlington Facility             1395 Massachusetts Avenue
                                            Arlington, Massachusetts  02474
             New Orleans Facility           5958 St. Bernard Avenue
                                            New Orleans, Louisiana  70122
             Edina Facility                 7128 France Avenue South
                                            Edina, Minnesota  55435
             Ivey Ridge Facility            2950 Old Alabama Road
                                            Alpharetta, Georgia  30022
             Palos Park Facility            12828 S. LaGrange Road
                                            Palos Park, Illinois  60464
             Westminster Facility           10280 N. Sheridan Boulevard
                                            Westminster, Colorado  80031
             Wall Facility                  2600 Allaire Road
                                            Wall, New Jersey
             Huntcliff IL Facility          8592 Roswell Road
                                            Atlanta, Georgia  30350
             Huntcliff AL Facility          8480 Roswell Road
                                            Atlanta, Georgia  30350

                                    EXHIBIT B

                                NON-COMPETE AREAS


1.      Radius of 2.5 miles from any of the following Facilities:

               Arlington Facility
               East Cobb Facility
               Edina Facility
               Fair Oaks Facility
               Orchard Facility
               Palos Park Facility

2.      Radius of 3 miles from the following Facility:

               New Orleans Facility


3.      Radius of 3.5 miles from any of the following Facilities:

               Baton Rouge Facility
               Huntcliff IL Facility
               Huntcliff AL Facility
               Ivey Ridge Facility
               Westminster Facility
               Wall Facility

                                    EXHIBIT C

                           ADJUSTMENT AMOUNT SCHEDULE

                               ARLINGTON FACILITY

--------------------------------------------------------------------------------------------------
                              NOI RANGE                                   MNGT FEE ADJUSTMENT
--------------------------------------------------------------------------------------------------
 $           -                        -         $     1,979,909                           -2.00%
 $     1,979,910                      -         $     1,981,959                           -1.92%
 $     1,981,960                      -         $     1,984,009                           -1.84%
 $     1,984,010                      -         $     1,986,059                           -1.76%
 $     1,986,060                      -         $     1,988,109                           -1.68%
 $     1,988,110                      -         $     1,990,159                           -1.60%
 $     1,990,160                      -         $     1,992,209                           -1.52%
 $     1,992,210                      -         $     1,994,259                           -1.44%
 $     1,994,260                      -         $     1,996,309                           -1.36%
 $     1,996,310                      -         $     1,998,359                           -1.28%
 $     1,998,360                      -         $     2,000,409                           -1.20%
 $     2,000,410                      -         $     2,002,459                           -1.12%
 $     2,002,460                      -         $     2,004,509                           -1.04%
 $     2,004,510                      -         $     2,006,559                           -0.96%
 $     2,006,560                      -         $     2,008,609                           -0.88%
 $     2,008,610                      -         $     2,010,659                           -0.80%
 $     2,010,660                      -         $     2,012,709                           -0.72%
 $     2,012,710                      -         $     2,014,759                           -0.64%
 $     2,014,760                      -         $     2,016,809                           -0.56%
 $     2,016,810                      -         $     2,018,859                           -0.48%
 $     2,018,860                      -         $     2,020,909                           -0.40%
 $     2,020,910                      -         $     2,022,959                           -0.32%
 $     2,022,960                      -         $     2,025,009                           -0.24%
 $     2,025,010                      -         $     2,027,059                           -0.16%
 $     2,027,060                      -         $     2,029,109                           -0.08%
 $     2,029,110                      -         $     2,031,159                            0.00%
 $     2,031,160                      -         $     2,033,209                            0.08%
 $     2,033,210                      -         $     2,035,259                            0.16%
 $     2,035,260                      -         $     2,037,309                            0.24%
 $     2,037,310                      -         $     2,039,359                            0.32%
 $     2,039,360                      -         $     2,041,409                            0.40%
 $     2,041,410                      -         $     2,043,459                            0.48%
 $     2,043,460                      -         $     2,045,509                            0.56%
 $     2,045,510                      -         $     2,047,559                            0.64%
 $     2,047,560                      -         $     2,049,609                            0.72%
 $     2,049,610                      -         $     2,051,660                            0.80%
 $     2,051,661                      -         $     2,053,710                            0.88%
 $     2,053,711                      -         $     2,055,760                            0.96%
 $     2,055,761                      -         $     2,057,810                            1.04%
 $     2,057,811                      -         $     2,059,860                            1.12%
 $     2,059,861                      -         $     2,061,910                            1.20%
 $     2,061,911                      -         $     2,063,960                            1.28%
 $     2,063,961                      -         $     2,066,010                            1.36%
 $     2,066,011                      -         $     2,068,060                            1.44%
 $     2,068,061                      -         $     2,070,110                            1.52%
 $     2,070,111                      -         $     2,072,160                            1.60%
 $     2,072,161                      -         $     2,074,210                            1.68%
 $     2,074,211                      -         $     2,076,260                            1.76%
 $     2,076,261                      -         $     2,078,310                            1.84%
 $     2,078,311                      -         $     2,080,360                            1.92%
              >                       -         $     2,080,360                            2.00%
--------------------------------------------------------------------------------------------------


                                      C-1-1

                                 EDINA FACILITY

-------------------------------------------------------------------------------------------
                         NOI RANGE                                MNGT FEE ADJUSTMENT
-------------------------------------------------------------------------------------------
 $          -                      -         $    1,808,380                         -2.00%
 $    1,808,381                    -         $    1,810,307                         -1.92%
 $    1,810,308                    -         $    1,812,234                         -1.84%
 $    1,812,235                    -         $    1,814,161                         -1.76%
 $    1,814,162                    -         $    1,816,088                         -1.68%
 $    1,816,089                    -         $    1,818,015                         -1.60%
 $    1,818,016                    -         $    1,819,942                         -1.52%
 $    1,819,943                    -         $    1,821,869                         -1.44%
 $    1,821,870                    -         $    1,823,796                         -1.36%
 $    1,823,797                    -         $    1,825,723                         -1.28%
 $    1,825,724                    -         $    1,827,650                         -1.20%
 $    1,827,651                    -         $    1,829,577                         -1.12%
 $    1,829,578                    -         $    1,831,504                         -1.04%
 $    1,831,505                    -         $    1,833,431                         -0.96%
 $    1,833,432                    -         $    1,835,358                         -0.88%
 $    1,835,359                    -         $    1,837,285                         -0.80%
 $    1,837,286                    -         $    1,839,212                         -0.72%
 $    1,839,213                    -         $    1,841,139                         -0.64%
 $    1,841,140                    -         $    1,843,066                         -0.56%
 $    1,843,067                    -         $    1,844,993                         -0.48%
 $    1,844,994                    -         $    1,846,920                         -0.40%
 $    1,846,921                    -         $    1,848,847                         -0.32%
 $    1,848,848                    -         $    1,850,774                         -0.24%
 $    1,850,775                    -         $    1,852,701                         -0.16%
 $    1,852,702                    -         $    1,854,628                         -0.08%
 $    1,854,629                    -         $    1,856,555                          0.00%
 $    1,856,556                    -         $    1,858,482                          0.08%
 $    1,858,483                    -         $    1,860,409                          0.16%
 $    1,860,410                    -         $    1,862,336                          0.24%
 $    1,862,337                    -         $    1,864,264                          0.32%
 $    1,864,265                    -         $    1,866,191                          0.40%
 $    1,866,192                    -         $    1,868,118                          0.48%
 $    1,868,119                    -         $    1,870,045                          0.56%
 $    1,870,046                    -         $    1,871,972                          0.64%
 $    1,871,973                    -         $    1,873,899                          0.72%
 $    1,873,900                    -         $    1,875,826                          0.80%
 $    1,875,827                    -         $    1,877,753                          0.88%
 $    1,877,754                    -         $    1,879,680                          0.96%
 $    1,879,681                    -         $    1,881,607                          1.04%
 $    1,881,608                    -         $    1,883,534                          1.12%
 $    1,883,535                    -         $    1,885,461                          1.20%
 $    1,885,462                    -         $    1,887,388                          1.28%
 $    1,887,389                    -         $    1,889,315                          1.36%
 $    1,889,316                    -         $    1,891,242                          1.44%
 $    1,891,243                    -         $    1,893,169                          1.52%
 $    1,893,170                    -         $    1,895,096                          1.60%
 $    1,895,097                    -         $    1,897,023                          1.68%
 $    1,897,024                    -         $    1,898,950                          1.76%
 $    1,898,951                    -         $    1,900,877                          1.84%
 $    1,900,878                    -         $    1,902,804                          1.92%
              >                    -         $    1,902,804                          2.00%
-------------------------------------------------------------------------------------------


                                      C-2-1

                               FAIR OAKS FACILITY

--------------------------------------------------------------------------------------------
                         NOI RANGE                                MNGT FEE ADJUSTMENT
--------------------------------------------------------------------------------------------
 $          -                      -         $    1,289,627                         -2.00%
 $    1,289,628                    -         $    1,290,922                         -1.92%
 $    1,290,923                    -         $    1,292,217                         -1.84%
 $    1,292,218                    -         $    1,293,512                         -1.76%
 $    1,293,513                    -         $    1,294,807                         -1.68%
 $    1,294,808                    -         $    1,296,102                         -1.60%
 $    1,296,103                    -         $    1,297,397                         -1.52%
 $    1,297,398                    -         $    1,298,692                         -1.44%
 $    1,298,693                    -         $    1,299,987                         -1.36%
 $    1,299,988                    -         $    1,301,282                         -1.28%
 $    1,301,283                    -         $    1,302,577                         -1.20%
 $    1,302,578                    -         $    1,303,872                         -1.12%
 $    1,303,873                    -         $    1,305,167                         -1.04%
 $    1,305,168                    -         $    1,306,462                         -0.96%
 $    1,306,463                    -         $    1,307,757                         -0.88%
 $    1,307,758                    -         $    1,309,052                         -0.80%
 $    1,309,053                    -         $    1,310,347                         -0.72%
 $    1,310,348                    -         $    1,311,642                         -0.64%
 $    1,311,643                    -         $    1,312,937                         -0.56%
 $    1,312,938                    -         $    1,314,232                         -0.48%
 $    1,314,233                    -         $    1,315,527                         -0.40%
 $    1,315,528                    -         $    1,316,822                         -0.32%
 $    1,316,823                    -         $    1,318,117                         -0.24%
 $    1,318,118                    -         $    1,319,412                         -0.16%
 $    1,319,413                    -         $    1,320,707                         -0.08%
 $    1,320,708                    -         $    1,322,002                          0.00%
 $    1,322,003                    -         $    1,323,297                          0.08%
 $    1,323,298                    -         $    1,324,592                          0.16%
 $    1,324,593                    -         $    1,325,887                          0.24%
 $    1,325,888                    -         $    1,327,182                          0.32%
 $    1,327,183                    -         $    1,328,477                          0.40%
 $    1,328,478                    -         $    1,329,772                          0.48%
 $    1,329,773                    -         $    1,331,067                          0.56%
 $    1,331,068                    -         $    1,332,362                          0.64%
 $    1,332,363                    -         $    1,333,657                          0.72%
 $    1,333,658                    -         $    1,334,952                          0.80%
 $    1,334,953                    -         $    1,336,247                          0.88%
 $    1,336,248                    -         $    1,337,542                          0.96%
 $    1,337,543                    -         $    1,338,837                          1.04%
 $    1,338,838                    -         $    1,340,132                          1.12%
 $    1,340,133                    -         $    1,341,427                          1.20%
 $    1,341,428                    -         $    1,342,722                          1.28%
 $    1,342,723                    -         $    1,344,017                          1.36%
 $    1,344,018                    -         $    1,345,312                          1.44%
 $    1,345,313                    -         $    1,346,607                          1.52%
 $    1,346,608                    -         $    1,347,902                          1.60%
 $    1,347,903                    -         $    1,349,197                          1.68%
 $    1,349,198                    -         $    1,350,492                          1.76%
 $    1,350,493                    -         $    1,351,787                          1.84%
 $    1,351,788                    -         $    1,353,082                          1.92%
              >                    -         $    1,353,082                          2.00%
--------------------------------------------------------------------------------------------


                                      C-3-1

                               PALOS PARK FACILITY

--------------------------------------------------------------------------------------------
                         NOI RANGE                                MNGT FEE ADJUSTMENT
--------------------------------------------------------------------------------------------
 $          -                      -         $    1,915,640                         -2.00%
 $    1,915,641                    -         $    1,917,690                         -1.92%
 $    1,917,691                    -         $    1,919,740                         -1.84%
 $    1,919,741                    -         $    1,921,790                         -1.76%
 $    1,921,791                    -         $    1,923,840                         -1.68%
 $    1,923,841                    -         $    1,925,890                         -1.60%
 $    1,925,891                    -         $    1,927,940                         -1.52%
 $    1,927,941                    -         $    1,929,990                         -1.44%
 $    1,929,991                    -         $    1,932,040                         -1.36%
 $    1,932,041                    -         $    1,934,090                         -1.28%
 $    1,934,091                    -         $    1,936,140                         -1.20%
 $    1,936,141                    -         $    1,938,190                         -1.12%
 $    1,938,191                    -         $    1,940,240                         -1.04%
 $    1,940,241                    -         $    1,942,290                         -0.96%
 $    1,942,291                    -         $    1,944,340                         -0.88%
 $    1,944,341                    -         $    1,946,390                         -0.80%
 $    1,946,391                    -         $    1,948,440                         -0.72%
 $    1,948,441                    -         $    1,950,490                         -0.64%
 $    1,950,491                    -         $    1,952,540                         -0.56%
 $    1,952,541                    -         $    1,954,590                         -0.48%
 $    1,954,591                    -         $    1,956,640                         -0.40%
 $    1,956,641                    -         $    1,958,690                         -0.32%
 $    1,958,691                    -         $    1,960,740                         -0.24%
 $    1,960,741                    -         $    1,962,790                         -0.16%
 $    1,962,791                    -         $    1,964,840                         -0.08%
 $    1,964,841                    -         $    1,966,890                          0.00%
 $    1,966,891                    -         $    1,968,940                          0.08%
 $    1,968,941                    -         $    1,970,990                          0.16%
 $    1,970,991                    -         $    1,973,040                          0.24%
 $    1,973,041                    -         $    1,975,090                          0.32%
 $    1,975,091                    -         $    1,977,140                          0.40%
 $    1,977,141                    -         $    1,979,190                          0.48%
 $    1,979,191                    -         $    1,981,240                          0.56%
 $    1,981,241                    -         $    1,983,290                          0.64%
 $    1,983,291                    -         $    1,985,340                          0.72%
 $    1,985,341                    -         $    1,987,390                          0.80%
 $    1,987,391                    -         $    1,989,440                          0.88%
 $    1,989,441                    -         $    1,991,490                          0.96%
 $    1,991,491                    -         $    1,993,540                          1.04%
 $    1,993,541                    -         $    1,995,590                          1.12%
 $    1,995,591                    -         $    1,997,640                          1.20%
 $    1,997,641                    -         $    1,999,690                          1.28%
 $    1,999,691                    -         $    2,001,740                          1.36%
 $    2,001,741                    -         $    2,003,790                          1.44%
 $    2,003,791                    -         $    2,005,840                          1.52%
 $    2,005,841                    -         $    2,007,890                          1.60%
 $    2,007,891                    -         $    2,009,940                          1.68%
 $    2,009,941                    -         $    2,011,990                          1.76%
 $    2,011,991                    -         $    2,014,040                          1.84%
 $    2,014,041                    -         $    2,016,090                          1.92%
              >                    -         $    2,016,090                          2.00%
--------------------------------------------------------------------------------------------


                                        C-4-1